Exhibit 22
List of Guarantor Subsidiaries
TWDC Enterprises 18 Corp (Legacy Disney) is a subsidiary of The Walt Disney Company (TWDC) and, as of December 28, 2024, a guarantor of TWDC’s registered debt securities. Legacy Disney is also an issuer of registered debt securities, which are guaranteed by TWDC. At December 28, 2024, the registered debt securities were as follows:

CUSIPs for TWDC Registered Debt Securities Guaranteed by Legacy Disney

254687FL5 / 254687FM3 / 254687FN1 / 254687FP6 / 254687FQ4 / 254687FR2 / 254687FS0 / 254687DB9 / 254687DD5 / 254687DF0 / 254687DH6 / 254687DK9 / 254687DM5 / 254687DP8 / 254687DR4 / 254687DT0 / 254687DV5 / 254687DX1 / 254687DZ6 / 254687EB8 / 254687ED4 / 254687EF9 / 254687EH5 / 254687EK8 / 254687EM4 / 254687EP7 / 254687ER3 / 254687ET9 / 254687EV4 / 254687EX0 / 254687EZ5 / 254687FB7 / 254687FD3 / 254687FF8 / 254687FU5 / 254687FV3 / 254687FW1 / 254687FX9 / 254687FY7 / 254687FZ4 / 254687GA8

CUSIPs for Legacy Disney Registered Debt Securities Guaranteed by TWDC

25468PDF0 / 25468PDK9 / 25468PDM5 / 25468PDV5 / 25468PBW5 / 25468PCP9 / 25468PCR5 / 25468PCX2 / 25468PDB9 / 25468PDN3 /